UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2013

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-53942
Commission File Number

10601 Southport Road SW, Suite 234
Calgary, Alberta T2W 3M6
Canada
(Address of principal executive offices)

Registrant’s telephone number, including area code: 403-278-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5. Corporate Governance

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers and Directors

On October 31ST 2013, the Board of Directors of Urban Barns Foods Inc. (the “Company”) accepted the resignation of Cesar Montillo as a member of the Board of Directors. The Board of Directors accepted the consents from Horst Hueniken and Ned Goodman as members of the Board of Directors effective October 29, 2013 and October 31, 2013, respectively. Previously, the Company accepted the consent from Kevin D. Reed as a member of the Board of Directors effective October 29, 2013. Mr. Reed's appointment was not disclosed in the filing of a current report on Form 8-K. Subsequently, Mr. Reed resigned as a member of the Board of Directors and Mr. Goodman accepted the appointment to the Board of Directors of the Company. Mr. Reed's resignation did not result from any disagreement with the Company or its policies.

Thus, as of the date of this Current Report, the members of the Board of Directors consist of the following: (i) Daniel Meikleham; (ii) Richard Groome; (iii) Robyn Jackson; (iv) Horst Hueniken; and (v) Ned Goodman.

Biographies

Horst Hueniken. For the past 25 years, Mr. Hueniken has served as Managing Director, Research Analyst, and Portfolio Manager of a number of corporations on the buy- and sell-sides of the investment management and investment dealer businesses. Since January of 2009, he has focused on investments in the agriculture and aquaculture sectors, globally.

From July 2012 to the current date, Mr. Hueniken has been a Vice President and Portfolio Manager at Goodman & Company, Investment Counsel Inc., where he is responsible for investing the firm’s capital in private and public firms across the entire agricultural and aquaculture value chains. Prior to that, from October 2011 through May 2012, Mr. Hueniken was a self-employed Portfolio Manager, where he spearheaded the launch of Hybrid Global Agriculture, a fund for accredited investors seeking agricultural sector exposure. From September 2002 through to September 2011, Mr. Hueniken was a Managing Director and Research Analyst with Stifel, Nicolaus & Company, Inc. as well as two of its predecessor firms.

Mr. Hueniken earned a Masters of Business Administration in 1987 at Richard Ivey School of Business, London, Ontario, and earned a Bachelor of Applied Science in Mechanical Engineering in 1982 from the University of Waterloo, Ontario. Mr. Hueniken earned the designation of Chartered Financial Analyst in 1992, and he is currently registered with the Ontario Securities Commission as portfolio manager. Mr. Hueniken is also Chairman of the board of directors of AgriMarine Holdings Inc., and a non-executive director on the boards of directors of Blue Goose Capital Corp., Xylitol Canada Inc., and Liberty Resources Limited.

Ned Goodman. Mr. Goodman has over four decades of investment experience as a securities analyst, portfolio manager, and senior executive. He is director, President and Chief Executive Officer of Dundee Corporation, a Canadian holding company listed on the Toronto Stock Exchange under the symbol “DC.A”. He has an established reputation as one Canada’s most successful investment counselors, and is Chief Investment Officer of Dundee Corporation’s investment fund management subsidiary, Goodman & Company, Investment Counsel Inc.

Mr. Goodman has a Bachelor of Science degree from McGill University and a Master of Business Administration from the University of Toronto. He earned the designation of Chartered Financial Analyst in 1967. In 1997, he was awarded a Doctorate of Laws, honoris causa, by Concordia University and is Chancellor of Brock University. Mr. Goodman is founder and benefactor of the Goodman Institute of Investment Management—a graduate school for investment management at Concordia University. In 2012, The Goodman Family Foundation established both the Goodman School of Business at Brock University and the Goodman School of Mines at Laurentian University in honour of Ned Goodman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 1, 2013	Urban Barns Foods Inc.
(Registrant)

	By:	/s/ Dan Meikleham
Director, President and Chief Executive
Officer